Exhibit 99.3

STRATEGIC EDUCATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 1, 2018, Strategic Education, Inc. (formerly known as Strayer Education, Inc., defined herein as “SEI” or the “Company”) completed its previously announced merger with Capella Education Company, a Minnesota corporation (“Capella”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 29, 2017, among the Company, Sarg Sub, Inc., a Minnesota corporation and wholly owned subsidiary of the Company (“Sarg Sub”), and Capella. Pursuant to the Merger Agreement, Sarg Sub merged with and into Capella with Capella continuing as the surviving corporation in the Merger as a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, each share of common stock, $0.01 par value, of Capella (the “Capella Shares”) issued and outstanding immediately prior to the effective time of the Merger was converted into 0.875 shares of the Company’s common stock. Upon completion of the Merger, Strayer Education, Inc. changed its name to Strategic Education, Inc.

The unaudited pro forma condensed combined financial statements, which we refer to as the “pro forma financial statements,” presented herein are derived from the historical consolidated financial statements of SEI and Capella. The pro forma financial statements present the historical financial statements of the combined company as if the Merger had been completed as of June 30, 2018 for purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 2017 for purposes of the unaudited pro forma condensed combined statements of income. The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results.

The pro forma financial statements should be read in conjunction with (i) the accompanying notes to the pro forma financial statements, (ii) the historical financial statements of SEI and the accompanying notes in SEI’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and SEI’s Annual Report on Form 10-K for the year ended December 31, 2017, and (iii) the historical financial statements of Capella and the accompanying notes in Capella’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and Capella’s Annual Report on Form 10-K for the year ended December 31, 2017.

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America, which are referred to in this Form 8-K/A as GAAP. SEI is the acquirer in the merger for accounting purposes. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The pro forma purchase price allocation of Capella’s assets acquired and liabilities assumed is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, and the pro forma financial statements are based upon currently available information and certain assumptions that SEI management believes are factually supportable as of the date of this Form 8-K/A. A final determination of the fair value of Capella’s assets acquired and liabilities assumed, including goodwill and intangible assets, will be based on the actual net tangible and intangible assets and liabilities of Capella that existed as of the closing date, and this analysis is not yet finalized. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. These potential changes to the purchase price allocation and related pro forma adjustments could be material.

The pro forma financial statements do not reflect any cost savings that may be realized as a result of the merger. At this time, no material intercompany transactions between SEI and Capella during the periods presented in the pro forma financial statements have been identified.

The adjustments included in the pro forma financial statements are based upon currently available information and assumptions that SEI management believes to be reasonable. These adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The pro forma financial statements have been presented for informational purposes only. The pro forma financial statements are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the merger been consummated as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare the pro forma financial statements and actual amounts.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

(In thousands)

	Strategic Education, Inc.	Capella Education Company	Transaction Adjustments	Note Reference	Pro Forma Condensed Combined
Assets:
Current assets:
Cash & cash equivalents	$171,600	$117,885	$(26,805)	4a	$262,680
Marketable securities, current	—	37,589	—		37,589
Tuition receivable—net	25,595	24,229	—		49,824
Income taxes receivable	5,592	194	—		5,786
Other current assets	11,385	9,833	—		21,218
Total current assets	214,172	189,730	(26,805)		377,097
Marketable securities, noncurrent	—	34,386	—		34,386
Property & equipment—net	72,125	34,781	19,000	4b	125,906
Deferred income taxes	22,851	871	(23,722)	4c	—
Goodwill	17,919	13,477	645,728	4d	677,124
Intangibles, net	3,900	3,162	373,638	4e	380,700
Other assets	5,798	10,358	5,458	4f	21,614
Total assets	$336,765	$286,765	$993,297		$1,616,827
Liabilities & Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$46,657	$29,397	$(1,105)	4g	$74,949
Contract liabilities	22,547	15,635	(6,723)	4h	31,459
Total current liabilities	69,204	45,032	(7,828)		106,408
Deferred income taxes	—	—	81,735	4c	81,735
Other long-term liabilities	43,721	14,303	(11,454)	4g	46,570
Total liabilities	112,925	59,335	62,453		234,713
Stockholders’ equity
Common stock	113	117	(14)	4i	216
Additional paid-in-capital	53,015	124,431	1,060,545	4i	1,237,991
Accumulated other comprehensive loss	—	(211)	211	4j	—
Retained earnings	170,712	103,093	(129,898)	4k	143,907
Total stockholders’ equity	223,840	227,430	930,844		1,382,114
Total liabilities & stockholders’ equity	$336,765	$286,765	$993,297		$1,616,827

The accompanying notes are an integral part of these unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(In thousands, except per share data)

	Strategic Education, Inc.	Capella Education Company	Transaction Adjustments	Note Reference	Pro Forma Condensed Combined
Revenues	$231,137	$223,530	$—		$454,667
Costs and expenses:
Instruction and educational support	128,466	97,782	—		226,248
Marketing	41,237	55,755	—		96,992
Admissions advisory	9,285	14,397	—		23,682
General and administration	22,281	20,956	—		43,237
Merger costs	8,171	1,395	(9,566)	5a	—
Impairment of goodwill and intangible assets	6,185	—	—		6,185
Amortization of acquired assets	—	240	31,927	5b	32,167
Total costs and expenses	215,625	190,525	22,361		428,511
Income from operations	15,512	33,005	(22,361)		26,156
Investment and other income	1,056	1,616	—		2,672
Interest expense	320	425	—		745
Income before income taxes	16,248	34,196	(22,361)		28,083
Provision for income taxes	1,593	8,559	(5,814)	5c	4,338
Net income	$14,655	$25,637	$(16,547)		$23,745
Net income per share:
Basic	$1.36	$2.20			$1.13
Diluted	$1.29	$2.14			$1.09
Weighted average shares outstanding:
Basic	10,812	11,674	(1,459)	5d	21,027
Diluted	11,346	11,957	(1,495)	5d	21,808

The accompanying notes are an integral part of these unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except per share data)

	Strategic Education, Inc.	Capella Education Company	Transaction Adjustments	Note Reference	Pro Forma Condensed Combined
Revenues	$454,851	$440,411	$—		$895,262
Costs and expenses:
Instruction and educational support	245,177	195,081	—		440,258
Marketing	82,574	109,394	—		191,968
Admissions advisory	19,494	29,163	—		48,657
General and administration	43,518	40,995	—		84,513
Merger costs	11,879	3,728	(15,607)	6a	—
Impairment of goodwill and intangible assets	—	14,955	—		14,955
Restructuring charges	—	1,282	—		1,282
Amortization of acquired assets	—	719	63,614	6b	64,333
Total costs and expenses	402,642	395,317	48,007		845,966
Income from continuing operations	52,209	45,094	(48,007)		49,296
Investment and other income	1,079	1,740	—		2,819
Interest expense	642	947	—		1,589
Income from continuing operations before income taxes	52,646	45,887	(48,007)		50,526
Provision for income taxes	32,034	22,477	(18,723)	6c	35,788
Net income from continuing operations	$20,612	$23,410	$(29,284)		$14,738
Net income from continuing operations per share:
Basic	$1.93	$2.01			$0.71
Diluted	$1.84	$1.96			$0.68
Weighted average shares outstanding:
Basic	10,678	11,623	(1,453)	6d	20,848
Diluted	11,199	11,950	(1,494)	6d	21,655

The accompanying notes are an integral part of these unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On August 1, 2018, SEI and Capella completed a merger, pursuant to which each share of common stock of Capella was converted into the right to receive 0.875 newly issued shares of common stock of SEI (referred to as “combined company shares”) as of the consummation of and following the merger.

2. Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma balance sheet and pro forma statements of income of SEI based upon the historical financial statements of each of SEI and Capella, after giving effect to the merger, and are intended to reflect the impact of the merger on SEI’s consolidated financial statements. The historical financial statements of SEI and Capella have been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the consolidated results of operations of the combined company.

The pro forma financial statements combine the statements of income for the year ended December 31, 2017 and the six months ended June 30, 2018, and the balance sheets as of June 30, 2018 of SEI and Capella. The presentation of the pro forma financial statements is consistent with how it is currently expected that the combined company will present its financial statements going forward. The pro forma financial statements are consistent with SEI’s accounting policies disclosed in its quarterly and annual reports. The process of conforming the accounting policies of Capella to those of SEI is ongoing and, at the time of preparing the pro forma financial statements, management is not aware of any material policy differences or necessary financial statement reclassifications other than those identified below. SEI management is currently conducting an in-depth review of Capella’s accounting policies in an effort to determine if additional differences in accounting policies and/or financial statement classification exist that may require additional adjustments to or reclassification of Capella’s results of operations, assets or liabilities to conform to SEI’s accounting policies and classifications. As a result of that review, SEI management may identify differences that, when conformed, could have a material impact on the pro forma financial statements.

For the purpose of preparing the pro forma financial statements, certain reclassifications were made relative to SEI’s and Capella’s historical financial statement line item presentations in order to conform with Regulation S-X, and to conform with that expected of the combined company.

SEI Reclassifications
Balance sheet as of June 30, 2018
Reclass SEI intangibles from other assets	$3,900
Statement of income for the year ended December 31, 2017
Reclass SEI merger costs from general and administration expense	11,879
Capella Reclassifications
Balance sheet as of June 30, 2018
Reclass income taxes receivable from other current assets	$194
Reclass accrued liabilities to accounts payable and accrued expenses	27,815
Reclass dividend payable to accounts payable and accrued expenses	328
Reclass deferred rent to other long-term liabilities	11,890
Statement of income for the six months ended June 30, 2018
Separately state amortization of acquired assets from general and administration expense	240
Separately state interest expense from investment income	425
Statement of income for the year ended December 31, 2017
Separately state amortization of acquired assets from general and administration expense	719
Separately state interest expense from investment income	947

3. Estimation of Consideration Transferred and Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the consideration expected to be deemed to be transferred, assets to be deemed to be acquired, and liabilities to be deemed assumed in the merger, reconciled to the estimate of total consideration expected to be transferred.

These preliminary amounts are based on Capella’s balance sheet as of June 30, 2018, adjusted to reflect the estimated fair value of the assets and liabilities as of the merger date.

(In thousands)	Amount	Note
Consideration transferred:
SEI converted stock (0.875 Conversion Ratio)	$1,159,909	(a)
Incremental value of stock awards assigned to purchase price	25,170	(b)
Total value to allocate	$1,185,079
Preliminary purchase price allocation:
Assets:
Current assets:
Cash & cash equivalents	$117,885
Marketable securities, current	37,589
Tuition receivable, net	24,229
Income taxes receivable	194
Other current assets	9,833
Total current assets	189,730
Marketable securities, noncurrent	34,386
Property & equipment—net	53,781	(c)
Goodwill	659,205	(d)
Intangibles, net	376,800	(e)
Other assets	15,816
Total assets	$1,329,718
Liabilities & Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$28,292
Contract liabilities	8,912
Total current liabilities	37,204
Deferred income taxes	104,586
Other long-term liabilities	2,849
Total liabilities	144,639
Total net assets	$1,185,079
Stockholders’ equity:
Common stock	$103
Additional paid-in capital	1,184,976
Total stockholders’ equity	1,185,079
Total liabilities and stockholders’ equity	$1,329,718

(a)                                 The fair value of the combined company shares is based on the deemed conversion of Capella shares (including those that vest upon a change in control) into combined company shares at the merger exchange ratio. The shares are deemed to have been converted at the fair value of $113.01 (the closing share price of SEI common stock on June 30, 2018).

(b)                                 At the effective time, any stock option or unvested restricted stock unit held by a Capella employee who remained employed by Capella as of immediately prior to the merger was converted into a stock-based compensation award (the “Replacement Award”) of the combined company subject to the same terms and conditions after the merger as were applicable to the corresponding Capella stock-based compensation award. Accordingly, included in this balance is the estimated fair value of the Replacement Award issued to Capella employees as of June 30, 2018. The estimated fair value of stock options was calculated using the Black-Scholes-Merton model. In calculating the estimated fair value of such options, management used the following weighted-average assumptions with respect to SEI common stock:

Risk-free interest rate	2.83%
Expected volatility	33.43%
Expected term (in years)	4.0
Dividend yield	1.77%

(c)                                  The fair value of Capella’s property & equipment, net includes $14.0 million of course content valued based on an “income approach,” and $5.0 million of internally developed software valued based on an estimate of the cost to reproduce the assets.

(d)                                 Goodwill has been calculated as the difference between the estimated merger date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(e)                                  Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these pro forma financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value.

For purposes of these pro forma financial statements, the fair value of Capella’s identifiable intangible assets, and their weighted-average useful lives have been preliminarily estimated as follows:

(In thousands)	Estimated Life (Years)	Estimated Fair Value
Trade names	Indefinite	$202,800
Student relationships	3	174,000
Total identifiable intangible assets		$376,800

These estimates are preliminary and subject to change.

4. Pro Forma Adjustments to the Balance Sheet at June 30, 2018

(a)                                 To record an adjustment to cash for certain estimated transaction costs, including but not limited to fees paid to financial advisors, and fees paid for legal, accounting, and other professional fees, that are expected to be incurred in the future.

(b)                                 To record an adjustment to property & equipment based on the preliminary purchase price allocation of fair value to Capella’s internally developed software and course content. A preliminary estimate of depreciation expense for these assets is reflected in the unaudited pro forma condensed combined statements of income using the straight-line method and is included in adjustments 5(b) and 6(b) below.

(c)                                  To record an adjustment to deferred tax assets and liabilities based on the preliminary purchase price allocation.

(d)                                 To record an adjustment to goodwill based on the preliminary purchase price allocation:

(In thousands)	June 30, 2018
Eliminate historical Capella goodwill	$(13,477)
Goodwill from preliminary purchase price allocation	659,205
$645,728

(e)                                  To record an adjustment to intangible assets to fair value based on the preliminary purchase price allocation:

(In thousands)	June 30, 2018
Eliminate historical Capella intangible assets	$(3,162)
Intangible assets from preliminary purchase price allocation	376,800
$373,638

(f)                                   To record an adjustment to other assets based on the preliminary purchase price allocation of fair value to Capella’s other investments in limited partnerships.

(g)                                  To record an adjustment to accounts payable and accrued expenses and other long-term liabilities based on the preliminary purchase price allocation of fair value to Capella’s long-term lease arrangements.

(h)                                 To record an adjustment to state Capella’s contract liabilities at fair value based on the preliminary purchase price allocation.

(i)                                     To eliminate Capella’s historical equity balances and record the conversion of the historical shares of Capella common stock into combined company shares based on the share consolidation ratio. This includes the conversion of outstanding Capella stock awards assumed by SEI upon consummation of the merger.

(In thousands)	June 30, 2018
Eliminate historical Capella common stock, par $0.01	$(117)
Issuance of new combined company shares	103
Total common stock adjustment	$(14)
Eliminate historical Capella additional paid-in capital	$(124,431)
Issuance of new combined company shares	1,159,806
Incremental value of stock awards assigned to purchase price	25,170
Total additional paid-in capital adjustment	$1,060,545

(j)                                    To eliminate Capella’s historical other comprehensive loss.

(k)                                 To eliminate Capella’s historical retained earnings and adjust for estimated transaction costs that are expected to be incurred in the future.

(In thousands)	June 30, 2018
Eliminate historical Capella retained earnings	$(103,093)
Adjustment for transaction costs	(26,805)
Total retained earnings adjustment	$(129,898)

5. Pro Forma Adjustments to the Statement of Income for the Six Months Ended June 30, 2018

(a)                                 To eliminate non-recurring transaction costs included in SEI’s and Capella’s historical results, which are directly attributable to the merger.

(b)                                 To record the change in depreciation and amortization expense based on the estimated fair values assigned to identifiable definite-lived fixed and intangible assets in the preliminary purchase price allocation, amortized straight-line over each asset’s estimated useful life.

(In thousands)	Six Months Ended June 30, 2018
Eliminate historical intangible amortization expense	$(240)
Pro forma amortization expense	32,167
Amortization expense adjustment	$31,927

(c)                                  To record the income tax expense impact of the pro forma adjustments at SEI’s estimated 2018 federal and state effective rate of 26.0%. SEI and Capella operate in multiple jurisdictions, and therefore the effective rate may not be reflective of the actual impact of the tax effects of the adjustments.

(d)                                 To record an adjustment to earnings per share for the conversion of Capella shares to combined company shares at a 0.875-to-one conversion ratio. Capella stock-based compensation expense adjusted to fair value as result of the merger was not materially different than what was historically reported in the Capella statement of income.

6. Pro Forma Adjustments to the Statement of Income for the Year Ended December 31, 2017

(a)                                 To eliminate non-recurring transaction costs included in SEI’s and Capella’s historical results, which are directly attributable to the merger.

(b)                                 To record the change in depreciation and amortization expense based on the estimated fair values assigned to identifiable definite-lived fixed and intangible assets in the preliminary purchase price allocation, amortized straight-line over each asset’s estimated useful life.

(In thousands)	Year Ended December 31, 2017
Eliminate historical intangible amortization expense	$(719)
Pro forma amortization expense	64,333
Amortization expense adjustment	$63,614

(c)                                  To record the income tax expense impact of the pro forma adjustments at SEI’s 2017 federal and state effective rate of 39.0%. SEI and Capella operate in multiple jurisdictions, and therefore the effective rate may not be reflective of the actual impact of the tax effects of the adjustments.

(d)                                 To record an adjustment to earnings per share for the conversion of Capella shares to combined company shares at a 0.875-to-one conversion ratio. Capella stock-based compensation expense adjusted to fair value as result of the merger was not materially different than what was historically reported in the Capella statement of income.